Exhibit 99.1

Transatlantic Holdings, Inc. Announces Record Quarterly Earnings

Book Value Per Share Increases 13.9% in the 2009 Third Quarter

NEW YORK--(BUSINESS WIRE)--October 28, 2009--Transatlantic Holdings, Inc. (NYSE: TRH) today reported financial results for the quarter and nine months ended September 30, 2009. TRH’s net income for the third quarter of 2009 totaled $153 million, or $2.28 per common share (diluted), compared to a net loss of ($108) million, or ($1.62) per common share (diluted) in the third quarter of 2008.

TRH’s net operating income for the third quarter of 2009 was $149 million, or $2.22 per common share (diluted), compared to a net operating loss of ($5) million, or ($0.08) per common share (diluted), in the third quarter of 2008.

Book value per share increased 13.9% in the quarter, reaching a record high of $60.90 at September 30, 2009. Stockholders’ equity exceeded $4.0 billion at quarter-end.

Commenting on the quarter, Robert F. Orlich, President and Chief Executive Officer, said, “We are pleased to report record quarterly earnings. Our results reflect strong underwriting performance, which benefited from minimal catastrophe loss activity, and improved investment returns. As a result of robust earnings and significant unrealized investment gains due to stronger financial markets, our book value per share grew dramatically.

“As for market trends, we have seen significant price increases for property catastrophe-exposed accounts, particularly in peak zones, and for those that have had prior loss experience. These increases began to level off in the second half of the year. We continue to monitor casualty pricing closely, focusing our efforts on niche markets which show improvement from the first half of the year.

“As we approach the annual January 1 renewal season, we are well-positioned in the marketplace, with an enviable global franchise, and our financial condition is stronger than ever.”

Other highlights in the third quarter of 2009 include:

  GAAP basis annualized ROE of 16.1% based on third quarter results; Annualized operating ROE of 15.7%.
  Combined ratio of 91.9%, with strong performance in each segment. Pre-tax catastrophe costs were minimal in the current quarter and $146 million in the year-ago period. Favorable loss reserve development amounted to $7 million in the 2009 third quarter compared to adverse development of $1 million in the prior year period.
  Net operating cash flow of $301 million.
  Net premiums written of $973 million, declining 9%, excluding the impact of foreign exchange, from record quarterly premiums reported in the same 2008 quarter. For the nine month periods, net premiums written increased 2% from a year ago, excluding foreign exchange. Premium volume for the current year reflects TRH’s exit from certain accounts where margins were inadequate.
  Net investment income of $123 million, an increase of 12% year over year, resulting from an increase in income from other invested assets.
  Realized net capital gains of $7 million, which are net of ($16) million of other-than-temporary impairments charged to earnings. In the third quarter of 2008, realized net capital losses totaled ($158) million, which includes other-than-temporary impairments charged to earnings of ($124) million.
  Net loss and loss adjustment expense reserves increased $74 million (including $29 million due to foreign exchange) during the quarter, bringing the amount of such reserves to $7.71 billion at September 30, 2009.
  At quarter end, consolidated investments and assets totaled $11.82 billion and $14.65 billion, respectively.

For the first nine months of 2009, net income totaled $341 million, or $5.10 per common share (diluted), compared to $98 million, or $1.47 per common share (diluted), for the first nine months of 2008. Net operating income for the first nine months of 2009 totaled $386 million, or $5.78 per common share (diluted), compared to $249 million, or $3.73 per common share (diluted), for the first nine months of 2008. The increase in net income for the nine month period was largely due to improved underwriting performance, reflecting de minimis catastrophe costs in 2009 compared to $144 million of pre-tax catastrophe costs a year ago, and a reduction in realized net capital losses. The calculation of net operating income excludes the impact of realized net capital gains (losses) and gain on early extinguishment of debt, each net of tax.

Caution concerning forward-looking statements:

This press release contains forward-looking statements, including management’s beliefs about financial, credit and industry market conditions and expectations regarding the aggregate net impact on TRH from recent catastrophe losses, within the meaning of the U.S. federal securities laws. These forward-looking statements are based on assumptions and opinions concerning a variety of known and unknown risks. Please refer to TRH’s Annual Report on Form 10-K for the year ended December 31, 2008 and TRH’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2009 as well as its other and future filings and reports filed with or furnished to the Securities and Exchange Commission for a description of the business environment in which TRH operates and the important factors, risks and uncertainties that may affect its business and financial results. If any assumptions or opinions prove incorrect, any forward-looking statements made on that basis may also prove materially incorrect. TRH is not under any obligation to (and expressly disclaims any such obligations to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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TRH will host a conference call on Thursday, October 29, 2009 at 11:00 a.m. (ET) to discuss third quarter 2009 results. The call will be webcast live on the Internet ― available through the Investor Information-Earnings Information section of TRH’s website at www.transre.com. The live conference call can also be accessed by dialing 866-730-5771 (in the U.S.) or 857-350-1595 (International). The passcode for the conference call is 36524268.

Please refer to the Investor Information-Earnings Information section of TRH’s website at www.transre.com for a copy of the third quarter 2009 Financial Supplement which includes additional information on TRH’s financial performance.

After the completion of the call, an archived webcast will be available in the Investor Relations section of TRH’s website until mid-January 2010. A replay of the call will also be available until November 5, 2009 by dialing 888-286-8010 (in the U.S.) or 617-801-6888 (International). The passcode to access the replay is 74754014.

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Transatlantic Holdings, Inc. (TRH) is a leading international reinsurance organization headquartered in New York, with operations on six continents. Its subsidiaries, Transatlantic Reinsurance Company®, Trans Re Zurich and Putnam Reinsurance Company, offer reinsurance capacity on both a treaty and facultative basis ― structuring programs for a full range of property and casualty products, with an emphasis on specialty risks.

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The financial information in this earnings release and the financial supplement that is posted on TRH’s website includes performance measures called Net Operating Income (Loss) (“NOI”), NOI Per Common Share (diluted) and Annualized Operating Return on Equity (“Annualized Operating ROE”) which are based on a methodology other than generally accepted accounting principles in the United States (“GAAP”). NOI is defined as GAAP net income (loss) excluding realized net capital gains (losses) and gain on early extinguishment of debt, each net of taxes. NOI Per Common Share (diluted) represents NOI divided by average common shares outstanding on a diluted basis. GAAP annualized return on equity is defined as GAAP net income divided by the average of beginning and ending stockholders’ equity for the period multiplied by four (for the three month periods) or four-thirds (for the nine month periods). Annualized Operating ROE is defined as NOI divided by the average of beginning and ending stockholders’ equity multiplied by four (for the three month periods) or four-thirds (for the nine month periods). TRH uses these measures in analyzing its performance as these measures focus on the core fundamentals of TRH’s operations. While TRH considers realized capital gains and losses and the gain on early extinguishment of debt as integral parts of its business and results, such items are not indicative of the core fundamentals of TRH’s operations. TRH believes these measures are of interest to the investment community because they provide additional meaningful methods of evaluating certain aspects of TRH’s operating performance from period to period on bases that are not otherwise apparent under GAAP. These non-GAAP measures, namely, NOI, NOI Per Common Share (diluted) and Annualized Operating ROE should not be viewed as substitutes for GAAP net income (loss), GAAP net income (loss) per common share and GAAP annualized return on equity, respectively. Reconciliations of NOI, NOI Per Common Share (diluted) and Annualized Operating ROE to GAAP net income (loss), GAAP net income (loss) per common share on a diluted basis and GAAP annualized return on equity, respectively, the most directly comparable GAAP measures, are included later in this press release.

TRH’s GAAP combined ratio and its components, for all periods in this press release, are now presented in accordance with the methodology commonly used by insurance industry analysts and TRH's peers. The property and casualty insurance and reinsurance industries use the combined ratio as a measure of underwriting profitability. The combined ratio represents the sum of the loss ratio and the underwriting expense ratio. The loss ratio represents net losses and LAE incurred expressed as a percentage of net premiums earned. The underwriting expense ratio represents the sum of the commission ratio and the other underwriting expense ratio. The commission ratio represents the sum of net commissions and the decrease (increase) in deferred acquisition costs expressed as a percentage of net premiums earned. The other underwriting expense ratio represents other underwriting expenses expressed as a percentage of net premiums earned. Prior to the third quarter of 2009, TRH’s combined ratio and its components were presented in accordance with principles prescribed or permitted by insurance regulatory authorities. The GAAP combined ratio presented differs from the previously presented statutory combined ratio in the commission ratio and the other underwriting expense ratio components. The commission ratio now includes changes in deferred acquisition costs in the numerator and replaces net premiums written with net premiums earned in the denominator. The other underwriting expense ratio now replaces net premiums written with net premiums earned in the denominator. TRH believes that, taken as a whole, the current presentation of the combined ratio is not materially different from the previously presented statutory combined ratio and that this change will provide consistency with how TRH’s peers report their combined ratios.

Net loss and loss adjustment expense reserves represent unpaid losses and loss adjustment expenses, net of related reinsurance recoverable, and are presented in accordance with principles prescribed or permitted by insurance regulatory authorities.

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data
Statement of Operations Data:
	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2009	2008	Change	2009	2008	Change
	(in thousands, except per share data)
Revenues:
Net premiums written	$972,572	$1,094,182	(11.1)%	$3,026,014	$3,118,319	(3.0)%
Decrease (increase) in net unearned premiums	35,510	(67,251)		(13,133)	(51,504)
Net premiums earned	1,008,082	1,026,931	(1.8)	3,012,881	3,066,815	(1.8)
Net investment income	123,205	110,433	11.6	344,224	348,135	(1.1)
Realized net capital gains (losses):
Total other-than-temporary impairments	(21,946)	(124,191)		(88,182)	(202,416)
Less: other-than-temporary impairments
recognized in other comprehensive
income (loss)	6,093	-		6,565	-
Other-than-temporary impairments
charged to earnings	(15,853)	(124,191)		(81,617)	(202,416)
Other realized net capital gains (losses)	22,453	(33,413)		2,161	(30,107)
Total realized net capital gains (losses)	6,600	(157,604)		(79,456)	(232,523)
Gain on early extinguishment of debt	-	-		9,878	-
Total revenues	1,137,887	979,760	16.1	3,287,527	3,182,427	3.3

Expenses:
Net losses and loss adjustment expenses	657,765	848,258		2,011,426	2,204,313
Net commissions	222,854	241,705		703,987	739,008
Decrease (increase) in deferred acquisition costs	6,867	(8,215)		(6,770)	(8,723)
Other underwriting expenses	38,671	33,638		107,214	97,854
Interest on senior notes	10,137	10,861		30,432	32,577
Other, net	5,514	7,197		17,272	18,982
Total expenses	941,808	1,133,444		2,863,561	3,084,011

Income (loss) before income taxes	196,079	(153,684)	-	423,966	98,416	330.8
Income taxes (benefits)	42,816	(46,163)		83,183	551
Net income (loss)	$153,263	$(107,521)	-	$340,783	$97,865	248.2

Net income (loss) per common share:
Basic	$2.31	$(1.62)	-%	$5.13	$1.48	247.6%
Diluted	2.28	(1.62)	-	5.10	1.47	247.9

Cash dividends per common share	$0.20	$0.19	5.3	$0.59	$0.54	9.3

Weighted average common shares outstanding:
Basic	66,384	66,265		66,374	66,252
Diluted	67,081	66,265		66,821	66,762

GAAP Underwriting Ratios:
Loss	65.3%	82.6%		66.8%	71.9%
Commission	22.8	22.7		23.1	23.8
Other underwriting expense	3.8	3.3		3.6	3.2
Underwriting expense	26.6	26.0		26.7	27.0
Combined	91.9%	108.6%		93.5%	98.9%

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data
As of September 30, 2009 and December 31, 2008

Balance Sheet Data:
	2009	2008
	(in thousands, except share data)
ASSETS
Investments:
Fixed maturities:
Held to maturity, at amortized cost (fair value: 2009-$1,288,748; 2008-$1,210,432)	$1,215,358	$1,218,603
Available for sale, at fair value (amortized cost: 2009-$8,964,949; 2008-$8,294,813)	9,252,135	8,013,071
Equities, available for sale, at fair value:
Common stocks (cost: 2009-$410,013; 2008-$479,714)	468,262	425,645
Nonredeemable preferred stocks (cost: 2009-$34,330; 2008-$102,804)	36,186	98,230
Other invested assets	273,042	243,795
Short-term investments, at cost (approximates fair value)	574,648	230,213
Total investments	11,819,631	10,229,557
Cash and cash equivalents	329,574	288,920
Accrued investment income	150,167	141,563
Premium balances receivable, net	602,551	665,187
Reinsurance recoverable on paid and unpaid losses and loss adjustment expenses	818,630	790,499
Deferred acquisition costs	251,999	239,610
Prepaid reinsurance premiums	108,755	84,238
Deferred income taxes	363,277	692,345
Other assets	206,813	245,019
Total assets	$14,651,397	$13,376,938
LIABILITIES AND STOCKHOLDERS' EQUITY
Unpaid losses and loss adjustment expenses	$8,505,555	$8,124,482
Unearned premiums	1,287,251	1,220,133
5.75% senior notes due December 14, 2015	697,124	722,243
Other liabilities	118,407	111,860
Total liabilities	10,608,337	10,178,718

Preferred Stock, $1.00 par value; shares authorized: 10,000,000; none issued	-	-
Common Stock, $1.00 par value; shares authorized: 200,000,000;
shares issued: 2009-67,374,043; 2008-67,353,258	67,374	67,353
Additional paid-in capital	275,195	268,027
Accumulated other comprehensive income (loss)	206,804	(257,690)
Retained earnings	3,515,606	3,142,449
Treasury Stock, at cost: 988,900 shares of common stock	(21,919)	(21,919)
Total stockholders' equity	4,043,060	3,198,220
Total liabilities and stockholders' equity	$14,651,397	$13,376,938

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data

Condensed Cash Flow Data:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(in thousands)

Net cash provided by operating activities	$300,755	$408,304	$776,548	$901,731

Cash flows from investing activities:
Proceeds of fixed maturities available for sale sold	137,287	1,445,444	487,713	2,794,577
Proceeds of fixed maturities available for sale redeemed or matured	209,332	52,307	464,909	512,559
Proceeds of fixed maturities held to maturity redeemed	-	25,000	-	25,000
Proceeds of equities available for sale sold	236,894	344,614	802,418	801,756
Purchase of fixed maturities available for sale	(322,878)	(1,439,911)	(1,225,548)	(3,498,192)
Purchase of equities available for sale	(182,284)	(347,311)	(722,908)	(825,527)
Net sale (purchase) of other invested assets	-	406	(24,784)	(22,772)
Net sales in securities lending invested collateral	-	133,800	-	572,356
Net purchase of short-term investments	(389,672)	(116,077)	(490,832)	(174,395)
Change in other liabilities for securities in course of settlement	4,948	(133,763)	20,230	(129,228)
Other, net	7,898	(13,666)	(16,456)	2,581
Net cash (used in) provided by investing activities	(298,475)	(49,157)	(705,258)	58,715

Cash flows from financing activities:
Net change in securities lending payable	-	(402,744)	-	(841,300)
Dividends to stockholders	(13,276)	(12,591)	(38,497)	(33,791)
Common stock issued	63	366	(108)	747
Repurchase of senior notes	-	-	(15,479)	-
Other, net	2,010	(130)	1,453	566
Net cash used in financing activities	(11,203)	(415,099)	(52,631)	(873,778)

Effect of exchange rate changes on cash and cash equivalents	4,653	(6,541)	21,995	(3,877)

Change in cash and cash equivalents	(4,270)	(62,493)	40,654	82,791
Cash and cash equivalents, beginning of period	333,844	400,716	288,920	255,432
Cash and cash equivalents, end of period	$329,574	$338,223	$329,574	$338,223

Supplemental cash flow information:
Income taxes paid, net	$(28,851)	$(25,807)	$(42,751)	$(104,310)
Interest paid on senior notes	-	-	(20,110)	(21,563)

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data

Comprehensive Income (Loss) Data:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(in thousands)

Net income (loss)	$153,263	$(107,521)	$340,783	$97,865

Other comprehensive income (loss):
Net unrealized appreciation (depreciation) of investments, net of tax:
Net unrealized holding losses of fixed maturities on which
other-than-temporary impairments were taken	(6,093)	-	(6,565)	-
Net unrealized holding gains (losses) on all other securities	349,803	(471,111)	580,496	(794,285)
Reclassification adjustment for (gains) losses included in
net income (loss)	(12,219)	161,907	71,294	222,594
Deferred income tax (charge) benefit on above	(116,021)	108,222	(225,828)	200,092
	215,470	(200,982)	419,397	(371,599)

Net unrealized currency translation gain (loss), net of tax:
Net unrealized currency translation gain (loss)	199,777	(108,025)	179,480	(49,799)
Deferred income tax (charge) benefit on above	(69,922)	37,809	(62,818)	17,430
	129,855	(70,216)	116,662	(32,369)

Other comprehensive income (loss)	345,325	(271,198)	536,059	(403,968)

Comprehensive income (loss)	$498,588	$(378,719)	$876,842	$(306,103)

Transatlantic Holdings, Inc. and Subsidiaries
Consolidated Financial Data

Reconciliation of Non-GAAP Measures:
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2009	2008	2009	2008
	(dollars in thousands, except per share amounts)

Net income (loss)	$153,263	$(107,521)	$340,783	$97,865
Total realized net capital (gains) losses, net of tax	(4,289)	102,443	51,647	151,140
(Gain) on early extinguishment of debt, net of tax	-	-	(6,421)	-
Net operating income (loss)	$148,974	$(5,078)	$386,009	$249,005

Net income (loss) per common share (diluted)	$2.28	$(1.62)	$5.10	$1.47
Total realized net capital (gains) losses, net of tax	(0.06)	1.54	0.78	2.26
(Gain) on early extinguishment of debt, net of tax	-	-	(0.10)	-
Net operating income (loss) per common share (diluted)	$2.22	$(0.08)	$5.78	$3.73

GAAP annualized return on equity	16.1%	(13.4)%	12.5%	4.1%
Total realized net capital (gains) losses, net of tax	(0.4)	12.8	1.9	6.3
(Gain) on early extinguishment of debt, net of tax	-	-	(0.2)	-
Annualized operating return on equity	15.7%	(0.6)%	14.2%	10.4%

CONTACT:
Transatlantic Holdings, Inc., New York
Thomas V. Cholnoky, 212-365-2292